EXHIBIT 99.1

Enerpac Tool Group Reports Fourth Quarter and Full-Year Fiscal 2024 Results; Introduces Full-Year Fiscal 2025 Outlook

Fiscal 2024 Continuing Operations Highlights*

  Net sales were $590 million, a decline of 1.5% year-over-year, with organic growth of 2.2%.**
  Gross margin expanded 180 basis points year-over-year to 51.1%.
  Operating margin was 20.6% and adjusted operating margin was 23.2%.
  Net earnings were $82 million and adjusted net earnings were $95 million, representing year-over-year increases of 53% and 14%, respectively.
  Diluted EPS was $1.50 and adjusted diluted EPS was $1.72.
  Adjusted EBITDA was $147 million, an increase of 8% year-over-year. Adjusted EBITDA margin of 25.0% increased 220 basis points.
  Cash from operations was $81 million with free cash flow of $70 million.
  Returned $38 million to shareholders through repurchase of 1.3 million shares and $2 million in dividend payments.

Fourth Quarter Continuing Operations Highlights*

  Net sales were $159 million, a 1.2% decline compared to the prior year, with a 0.9% increase in organic sales.**
  Operating margin was 18.9% and adjusted operating margin was 22.5%.
  Net earnings were $23 million, or $0.43 per diluted share, and adjusted net earnings were $27 million, or $0.50 per diluted share.
  Adjusted EBITDA was $39 million and adjusted EBITDA margin was 24.3%.
  Completed the acquisition of DTA on September 4, 2024 (subsequent to fiscal year-end).

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

**Organic growth represents revenue growth excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of organic sales to the comparable net sales are presented in the tables accompanying this release.

MILWAUKEE, Oct. 15, 2024 (GLOBE NEWSWIRE) -- Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for the fiscal year and fourth quarter ended August 31, 2024.

“In what remains a challenging macro-environment for the general industrial marketplace, Enerpac continued to achieve organic growth in fiscal 2024,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO. “We also continued to drive productivity and efficiency gains, further expanding gross margins and adjusted EBITDA margins for the year. Moreover, we remained good stewards of capital, investing in our growth strategy – including the September 4, 2024 acquisition of DTA – and returned $40 million to shareholders through our share repurchase program and dividend payments, while reducing our balance sheet leverage.”

“We are also excited that Darren Kozik will be joining Enerpac as Executive Vice President and Chief Financial Officer,” continued Sternlieb. “As noted in a separate release issued today, Darren’s operational leadership and deep experience in global corporate finance, accounting, treasury, tax, and investor relations will make him a tremendous asset to the company.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share data)
	Three Months Ended		Twelve Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Net Sales	$158.7	$160.6	$589.5	$598.2
Operating Profit	$30.0	$32.2	$121.6	$83.9
Adjusted Operating Profit	$35.8	$36.9	$136.7	$122.7
Net Earnings	$23.4	$23.1	$82.2	$53.6
Diluted EPS	$0.43	$0.41	$1.50	$0.94
Adjusted Diluted EPS	$0.50	$0.42	$1.72	$1.45
Adjusted EBITDA	$38.6	$40.1	$147.5	$136.3

Fiscal 2024 Consolidated Results from Continuing Operations Comparisons

Consolidated net sales were $589.5 million compared to $598.2 million in fiscal 2023, a decrease of 1.5%. Organic sales, excluding the disposition of Cortland Industrial and the impact of foreign currency, increased 2.2% year-over-year, with product and service revenues ahead 1.2% and 6.6%, respectively. Net sales growth for the Industrial Tools & Services (IT&S) reportable segment was 2.9%, with organic sales growth of 2.7%, partially offset by a year-over-year decline at Cortland Biomedical, which comprises the Other operating segment.

Gross margin expanded 180 basis points year-over-year to 51.1%, driven by several factors, including benefits from pricing actions, a favorable sales mix, and the disposition of Cortland Industrial. Selling, general and administrative expenses of $176.0 million declined $36.2 million year-over-year because of lower ASCEND transformation program expenses and a continued focus on driving greater efficiency and productivity. Adjusted SG&A of $162.4 million declined $6.4 million year-over-year, resulting in an adjusted SG&A of 27.6% of sales, down 60 basis points from 28.2% of sales in fiscal 2023.

Operating profit increased 45% year-over-year to $121.6 million, with an operating profit margin of 20.6%, up from 14.0% in fiscal 2023. Adjusted operating profit increased 11% to $136.7 million, with an adjusted operating margin of 23.2%, a 270 basis point expansion over fiscal 2023.

Fiscal 2024 net earnings and diluted EPS were $82.2 million and $1.50, respectively, compared to $53.6 million and $0.94, respectively, in fiscal 2023.

Fiscal 2024 adjusted EBITDA increased 8% to $147.5 million compared to $136.3 million in fiscal 2023. The adjusted EBITDA margin expanded 220 basis points from 22.8% to 25.0% in fiscal 2024.

Net cash provided by operating activities was $81.3 million in fiscal 2024, compared to $77.6 million in fiscal 2023. The increase in cash from operations was primarily due to higher net earnings as well as lower ASCEND transformation payments, partially offset by changes in working capital.

Fourth Quarter Consolidated Results from Continuing Operations Comparisons

Consolidated net sales for the fourth quarter of fiscal 2024 were $158.7 million compared to $160.6 million in the prior-year period, a 1.2% decline. While the rate of growth decelerated over the course of fiscal 2024, organic sales grew 0.9% year-over-year in the fourth quarter, with product sales down 0.8% and service revenues up 9.7%.

Operating profit declined 7% year-over-year to $30.0 million, with an operating profit margin of 18.9%, down from 20.0% in the fourth quarter of fiscal 2023. Adjusted operating profit declined 3% to $35.8 million in the fourth quarter of 2024, representing an adjusted operating margin of 22.5%. While the Company continued to control SG&A expense in the fourth quarter, gross margins were negatively impacted by lower product sales year-over-year, a higher percentage of service revenue, and unfavorable mix within the service projects completed.

Fiscal 2024 fourth quarter net earnings and diluted earnings per share were $23.4 million and $0.43, respectively, compared to $23.1 million and $0.41, respectively, in the fourth quarter of fiscal 2023.

Fourth quarter adjusted EBITDA was $38.6 million compared to $40.1 million in the year-ago period.

Industrial Tools & Services (IT&S)
(US$ in millions)
	Three Months Ended		Twelve Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Net Sales	$153.4	$152.9	$571.2	$555.2
Operating Profit	$39.1	$42.6	$153.1	$135.9
Operating Profit %	25.5%	27.9%	26.8%	24.5%
Adjusted Op Profit (1)	$43.0	$45.3	$164.0	$149.0
Adjusted Op Profit % (1)	28.0%	29.6%	28.7%	26.8%

(1) Excludes $3.1 million of restructuring charges and $0.8 million of ASCEND charges in the fourth quarter of fiscal 2024 compared to $1.4 million of restructuring charges and $1.3 million of ASCEND charges in the fourth quarter of fiscal 2023. The twelve months ended August 31, 2024, excludes $7.2 million of restructuring charges and $3.7 million of ASCEND charges, compared to $6.0 million of restructuring charges and $7.1 million of ASCEND charges in the prior fiscal year.

IT&S Results Comparisons

Fiscal 2024 net sales for IT&S were $571.2 million, 2.9% higher than fiscal 2023, with a 2.7% increase in organic sales. The increase was driven by product growth of 1.7% and service growth of 6.6%. The segment’s operating profit margin increased 230 basis points to 26.8% and adjusted operating profit margin increased 190 basis points to 28.7% from 26.8%.

Fourth quarter fiscal 2024 net sales for IT&S were $153.4 million, approximately flat year-over-year with a 0.8% increase in organic sales. The segment’s operating profit margin declined 240 basis points to 25.5% and its adjusted operating profit margin decreased 160 basis points to 28.0%.

Corporate Expenses from Continuing Operations

Corporate expenses were $35.8 million and $62.9 million for fiscal 2024 and fiscal 2023, respectively. Adjusted corporate expenses(2) of $31.7 million in fiscal 2024 increased by $0.6 million year-over-year, primarily due to higher incentive compensation expense.

Corporate expenses were $10.1 million and $16.8 million for the fourth quarter of fiscal 2024 and fiscal 2023, respectively. Adjusted corporate expenses(2) of $8.3 million for the fourth quarter of fiscal 2024 decreased by $0.3 million.

(2) Fiscal 2024 adjusted corporate expense excludes approximately $0.6 million of restructuring charges, $3.4 million of ASCEND charges, and $0.1 million in M&A charges, compared to $1.7 million of restructuring charges, $28.3 million of ASCEND charges, $1.0 million in M&A charges, and $0.8 million of leadership transition charges in fiscal 2023. Fourth quarter fiscal 2024 adjusted corporate expense excludes approximately $0.3 million of restructuring charges, $1.4 million of ASCEND charges, and $0.1 million in M&A charges as compared to $0.1 million of restructuring charges, $7.4 million of ASCEND charges, $0.7 million in M&A charges, and $0.1 million of leadership transition charges in the fourth quarter of fiscal 2023.

Balance Sheet and Leverage
(US$ in millions)
	August 31, 2024	May 31, 2024	August 31, 2023
Cash Balance	$167.1	$132.4	$154.4
Debt Balance	$194.5	$195.7	$214.1
Net Debt to Adjusted EBITDA*	0.2x	0.5x	0.6x

Net debt on August 31, 2024 was $27 million, resulting in a net debt to adjusted EBITDA ratio of 0.2x. The company purchased approximately 1.3 million shares of its common stock in fiscal 2024 for a total of approximately $38 million under its share repurchase program announced in March 2022. As of August 31, 2024, there were approximately 2.7 million shares remaining in the current share repurchase authorization program.

*Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Outlook

“In setting our guidance for fiscal 2025, we are taking into account an expectation of a continued decline in the general industrial market. However, we believe Enerpac will continue to generate growth in fiscal 2025, representing our ability to outperform the industry and gain share driven by our targeted growth strategy," concluded Sternlieb.

The company set its full-year fiscal 2025 net sales guidance range at $610 million to $625 million, which includes organic growth of 0% to 2% and total net sales growth, inclusive of DTA, of 3% to 6%.

Forecasted adjusted EBITDA is $150 million to $160 million, with anticipated free cash flow of $89 million to $99 million. This forecast is based on the Company’s key foreign exchange rate assumptions and assumes that there is no broad-based global recession.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on October 16, 2024. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. In addition to statements with respect to guidance, the terms “outlook,” “guidance,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, supply chain risks, including disruptions in deliveries from suppliers due to political tensions or the imposition, or threat of imposition, of tariffs, which could be affected by the outcome of the upcoming U.S. presidential election, the impact of geopolitical activity, including the invasion of Ukraine by Russia and international sanctions imposed in response thereto, as well as armed conflicts in the Middle East, including the impact on shipping in the Red Sea, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve its plans or objectives related to the ASCEND program, including any assumptions underlying its calculation of expected incremental operating profit or program investment, operating margin risk due to competitive pricing and operating efficiencies, risks related to reliance on independent agents and distributors for the distribution and service of products, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, cybersecurity risk, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2023 and most recent report on Form 10-Q. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include organic sales, EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment organic sales, adjusted operating profit and adjusted EBITDA, adjusted corporate expense, adjusted SG&A expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release or in footnotes to the tables included in this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology, and solutions provider serving a broad and diverse set of customers and end markets for mission-critical applications in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	August 31,	August 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$167,094	$154,415
Accounts receivable, net	104,335	97,649
Inventories, net	72,887	74,765
Other current assets	27,942	28,811
Total current assets	372,258	355,640

Property, plant and equipment, net	40,285	38,968
Goodwill	269,597	266,494
Other intangible assets, net	36,058	37,338
Other long-term assets	59,130	64,157

Total assets	$777,328	$762,597

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable	$43,368	$50,483
Accrued compensation and benefits	25,856	33,194
Current maturities of long-term debt	5,000	3,750
Income taxes payable	5,321	3,771
Other current liabilities	49,848	56,922
Total current liabilities	129,393	148,120

Long-term debt, net	189,503	210,337
Deferred income taxes	3,696	5,667
Pension and postretirement benefit liabilities	10,073	10,247
Other long-term liabilities	52,684	61,606
Total liabilities	385,349	435,977

Shareholders' equity
Capital stock	10,847	16,752
Additional paid-in capital	235,660	220,472
Treasury stock	-	(800,506)
Retained earnings	261,870	1,011,112
Accumulated other comprehensive loss	(116,398)	(121,210)
Stock held in trust	(3,777)	(3,484)
Deferred compensation liability	3,777	3,484
Total shareholders' equity	391,979	326,620

Total liabilities and shareholders' equity	$777,328	$762,597

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2024	2023	2024	2023
Net sales	$158,714	$160,609	$589,510	$598,204
Cost of products sold	81,312	81,701	288,499	303,165
Gross profit	77,402	78,908	301,011	295,039

Selling, general and administrative expenses	43,524	50,948	168,565	205,064
Amortization of intangible assets	831	1,037	3,312	5,112
Restructuring charges	3,007	876	7,400	7,096
Impairment & divestiture (benefit) charges	-	(6,155)	147	(6,155)
Operating profit	30,040	32,202	121,587	83,922

Financing costs, net	2,731	3,219	13,524	12,389
Other expense, net	465	688	2,544	2,635
Earnings before income tax expense	26,844	28,295	105,519	68,898

Income tax expense	3,435	5,190	23,312	15,249
Net earnings from continuing operations	23,409	23,105	82,207	53,649
Earnings (loss) from discontinued operations, net of income taxes	1,007	(874)	3,542	(7,088)
Net earnings	$24,416	$22,231	$85,749	$46,561

Earnings per share from continuing operations
Basic	$0.43	$0.41	$1.51	$0.95
Diluted	0.43	0.41	1.50	0.94

Earnings (loss) per share from discontinued operations
Basic	$0.02	$(0.02)	$0.07	$(0.13)
Diluted	0.02	(0.02)	0.06	(0.12)

Earnings per share*
Basic	$0.45	$0.40	$1.58	$0.82
Diluted	0.44	0.40	1.56	0.82

Weighted average common shares outstanding
Basic	54,313	55,740	54,336	56,680
Diluted	54,930	56,219	54,862	57,117

*The total of earnings per share from continuing operations and earnings (loss) per share from discontinued operations may not equal earnings per share due to rounding.

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2024	2023	2024	2023
Operating Activities
Cash provided by operating activities - continuing operations	44,471	54,012	84,016	78,573
Cash used in operating activities - discontinued operations	(110)	(3,440)	(2,697)	(970)
Cash provided by operating activities	$44,361	$50,572	$81,319	$77,603

Investing Activities
Capital expenditures	(6,441)	(919)	(11,411)	(8,715)
Working capital adjustment from the sale of business assets	-	-	(1,133)	-
Purchase of business assets	-	-	(1,402)	-
Proceeds from sale of business, net of transaction costs	-	20,057	-	20,057
Cash (used in) provided by investing activities - continuing operations	$(6,441)	$19,138	$(13,946)	$11,342
Cash (used in) provided by investing activities	$(6,441)	$19,138	$(13,946)	$11,342

Financing Activities
Borrowings on revolving credit facility	14,743	9,000	62,743	69,000
Principal repayments on revolving credit facility	(14,743)	(29,000)	(78,743)	(53,000)
Principal repayments on term loan	(1,250)	(625)	(3,750)	(1,250)
Proceeds from issuance of term loan	-	-	-	200,000
Payment for redemption of revolver	-	-	-	(200,000)
Swingline borrowings/repayments, net	-	-	-	(4,000)
Payment of debt issuance costs	-	-	-	(2,486)
Purchase of treasury shares	(5,661)	(36,831)	(38,354)	(57,662)
Stock options, taxes paid related to the net share settlement of equity awards & other	2,049	3	4,016	(1,458)
Payment of cash dividend	-	-	(2,178)	(2,274)
Cash used in financing activities - continuing operations	$(4,862)	$(57,453)	$(56,266)	$(53,130)
Cash used in financing activities	$(4,862)	$(57,453)	$(56,266)	$(53,130)

Effect of exchange rate changes on cash	1,674	157	1,572	(2,099)

Net increase from cash and cash equivalents	$34,732	$12,414	$12,679	$33,716
Cash and cash equivalents - beginning of period	132,362	142,001	154,415	120,699
Cash and cash equivalents - end of period	$167,094	$154,415	$167,094	$154,415

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures for Continuing Operations
(In thousands)	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$127,297	$130,904	$144,126	$152,851	$555,178	$137,035	$134,822	$145,936	$153,360	$571,153
Other	12,085	11,056	12,127	7,758	43,026	4,935	3,615	4,453	5,354	18,357
Enerpac Tool Group	$139,382	$141,960	$156,253	$160,609	$598,204	$141,970	$138,437	$150,389	$158,714	$589,510

% Net Sales Growth (Decline) Year over Year
Industrial Tools & Services Segment	4.9%	3.9%	2.7%	9.4%	5.3%	7.6%	3.0%	1.3%	0.3%	2.9%
Other	26.0%	3.7%	5.5%	-36.1%	-1.9%	-59.2%	-67.3%	-63.3%	-31.0%	-57.3%
Enerpac Tool Group	6.5%	3.9%	2.9%	5.8%	4.7%	1.9%	-2.5%	-3.8%	-1.2%	-1.5%

Adjusted Selling, general and administrative expenses
Selling, general and administrative expenses	$53,247	$52,059	$48,810	$50,948	$205,064	$42,216	$40,723	$42,101	$43,524	$168,565
Leadership transition charges	(400)	(202)	(90)	(90)	(783)	-	-	-	-	-
M&A charges	-	(196)	(166)	(653)	(1,015)	-	-	-	(121)	(121)
ASCEND transformation program charges	(9,382)	(11,197)	(5,536)	(8,381)	(34,495)	(1,093)	(1,370)	(1,457)	(2,109)	(6,029)
Adjusted Selling, general and administrative expenses	$43,465	$40,464	$43,018	$41,824	$168,771	$41,123	$39,353	$40,644	$41,294	$162,415

Adjusted Selling, general and administrative expenses %
Enerpac Tool Group	31.2%	28.5%	27.5%	26.0%	28.2%	29.0%	28.4%	27.0%	26.0%	27.6%

Adjusted Operating profit
Operating profit	$12,309	$13,972	$25,439	$32,202	$83,922	$28,662	$29,521	$33,363	$30,040	$121,587
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	1,595	3,450	7,843
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	121	121
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	2,042	2,168	7,047
Adjusted operating profit	$23,110	$28,729	$33,894	$36,932	$122,665	$32,439	$31,526	$37,000	$35,779	$136,745

Adjusted Operating Profit by Segment
Industrial Tools & Services Segment	$29,099	$34,836	$39,814	$45,269	$149,019	$38,470	$38,909	$43,648	$42,989	$164,016
Other	1,424	1,156	1,965	254	4,799	2,118	(79)	1,284	1,120	4,443
Corporate / General	(7,413)	(7,263)	(7,885)	(8,591)	(31,153)	(8,149)	(7,304)	(7,932)	(8,330)	(31,714)
Adjusted operating profit	$23,110	$28,729	$33,894	$36,932	$122,665	$32,439	$31,526	$37,000	$35,779	$136,745

Adjusted Operating Profit % by Segment
Industrial Tools & Services Segment	22.9%	26.6%	27.6%	29.6%	26.8%	28.1%	28.9%	29.9%	28.0%	28.7%
Other	11.8%	10.5%	16.2%	3.3%	11.2%	42.9%	-2.2%	28.8%	20.9%	24.2%
Adjusted Operating Profit %	16.6%	20.2%	21.7%	23.0%	20.5%	22.8%	22.8%	24.6%	22.5%	23.2%

EBITDA from Continuing Operations (2)
Net earnings from continuing operations	$6,409	$7,158	$16,976	$23,105	$53,649	$18,305	$17,871	$22,621	$23,409	$82,207
Financing costs, net	2,815	3,105	3,250	3,219	12,389	3,697	3,711	3,385	2,731	13,524
Income tax expense	2,383	2,988	4,688	5,190	15,249	5,669	7,396	6,813	3,435	23,312
Depreciation & amortization	4,193	4,226	4,084	3,810	16,313	3,426	3,328	3,216	3,304	13,275
EBITDA	$15,800	$17,477	$28,998	$35,324	$97,600	$31,097	$32,306	$36,035	$32,879	$132,318

Adjusted EBITDA from Continuing Operations (2)
EBITDA	$15,800	$17,477	$28,998	$35,324	$97,600	$31,097	$32,306	$36,035	$32,879	$132,318
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	1,595	3,450	7,843
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	121	121
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	2,042	2,168	7,047
Adjusted EBITDA	$26,601	$32,234	$37,453	$40,054	$136,343	$34,874	$34,311	$39,672	$38,618	$147,476

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$31,698	$37,458	$42,525	$47,952	$159,633	$40,880	$41,443	$45,706	$45,629	$173,659
Other	2,316	2,050	2,855	739	7,961	2,324	141	1,497	1,367	5,330
Corporate / General	(7,413)	(7,274)	(7,927)	(8,637)	(31,251)	(8,330)	(7,273)	(7,531)	(8,378)	(31,513)
Adjusted EBITDA	$26,601	$32,234	$37,453	$40,054	$136,343	$34,874	$34,311	$39,672	$38,618	$147,476

Adjusted EBITDA % by Segment
Industrial Tools & Services Segment	24.9%	28.6%	29.5%	31.4%	28.8%	29.8%	30.7%	31.3%	29.8%	30.4%
Other	19.2%	18.5%	23.5%	9.5%	18.5%	47.1%	3.9%	33.6%	25.5%	29.0%
Adjusted EBITDA %	19.1%	22.7%	24.0%	24.9%	22.8%	24.6%	24.8%	26.4%	24.3%	25.0%

Notes:
(1) Approximately $0.4 million of the Q4 fiscal 2024 and $0.6 million of the Q4 fiscal 2023 restructuring charges were recorded in cost of products sold.
(2) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense, and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands)	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales by Segment
Industrial Tools & Services Segment	$127,297	$130,904	$144,126	$152,851	$555,178	$137,035	$134,822	$145,936	$153,360	$571,153
Other	12,085	11,056	12,127	7,758	43,026	4,935	3,615	4,453	5,354	18,357
Enerpac Tool Group	$139,382	$141,960	$156,253	$160,609	$598,204	$141,970	$138,437	$150,389	$158,714	$589,510

Adjustment: Fx Impact on Net Sales
Industrial Tools & Services Segment	$2,262	$294	$(747)	$(734)	$1,075	$-	$-	$-	$-	$-
Other	-	-	-	-	-	-	-	-	-	-
Enerpac Tool Group	$2,262	$294	$(747)	$(734)	$1,075	$-	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Other	(7,031)	(6,220)	(6,938)	(2,548)	(22,737)	-	-	-	-	-
Enerpac Tool Group	$(7,031)	$(6,220)	$(6,938)	$(2,548)	$(22,737	$-	$-	$-	$-	$-

Organic Sales by Segment (3)
Industrial Tools & Services Segment	$129,559	$131,198	$143,379	$152,117	$556,253	$137,035	$134,822	$145,936	$153,360	$571,153
Other	5,054	4,836	5,189	5,210	20,289	4,935	3,615	4,453	5,354	18,357
Enerpac Tool Group	$134,613	$136,034	$148,568	$157,327	$576,542	$141,970	$138,437	$150,389	$158,714	$589,510

Organic Sales Growth (Decline) %
Industrial Tools & Services Segment						5.8%	2.8%	1.8%	0.8%	2.7%
Other						-2.4%	-25.2%	-14.2%	2.8%	-9.5%
Enerpac Tool Group						5.5%	1.8%	1.2%	0.9%	2.2%

Net Sales by Product Line
Product	$111,002	$115,251	$129,995	$134,379	$490,629	$109,856	$111,557	$122,195	$130,395	$474,004
Service	28,380	26,709	26,258	26,230	107,575	32,114	26,880	28,194	28,319	115,506
Enerpac Tool Group	$139,382	$141,960	$156,253	$160,609	$598,204	$141,970	$138,437	$150,389	$158,714	$589,510

Adjustment: Fx Impact on Net Sales
Product	$1,481	$(90)	$(768)	$(319)	$304	$-	$-	$-	$-	$-
Service	781	384	21	(415)	770	-	-	-	-	-
Enerpac Tool Group	$2,262	$294	$(747)	$(734)	$1,075	$-	$-	$-	$-	$-

Adjustment: Impact from Divestitures or Acquisitions on Net Sales
Product	(7,031)	(6,220)	(6,938)	(2,548)	(22,737)	-	-	-	-	-
Service	-	-	-	-	-	-	-	-	-	-
Enerpac Tool Group	$(7,031)	$(6,220)	$(6,938)	$(2,548)	$(22,737	$-	$-	$-	$-	$-

Organic Sales by Product Line (3)
Product	$105,452	$108,941	$122,289	$131,512	$468,196	$109,856	$111,557	$122,195	$130,395	$474,004
Service	29,161	27,093	26,279	25,815	108,345	32,114	26,880	28,194	28,319	115,506
Enerpac Tool Group	$134,613	$136,034	$148,568	$157,327	$576,542	$141,970	$138,437	$150,389	$158,714	$589,510

Organic Sales Growth (Decline) %
Product						4.2%	2.4%	-0.1%	-0.8%	1.2%
Service						10.1%	-0.8%	7.3%	9.7%	6.6%
Enerpac Tool Group						5.5%	1.8%	1.2%	0.9%	2.2%

(3) Organic Sales (formerly referred to as "core sales") is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2023					Fiscal 2024
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (4)
Net Earnings	$7,453	$4,497	$12,380	$22,231	$46,561	$17,738	$17,817	$25,778	$24,416	$85,749
Earnings (loss) from Discontinued Operations, net of income tax	1,044	(2,661)	(4,596)	(874)	(7,088)	(567)	(54)	3,157	1,007	3,542
Net Earnings from Continuing Operations	$6,409	$7,158	$16,976	$23,105	$53,649	$18,305	$17,871	$22,621	$23,409	$82,207
Impairment & divestiture (benefit) charges	-	-	-	(6,155)	(6,155)	147	-	-	-	147
Restructuring charges (1)	982	2,987	2,252	1,461	7,681	2,401	398	1,595	3,450	7,843
Leadership transition charges	400	202	90	90	783	-	-	-	-	-
M&A charges	-	196	166	653	1,015	-	-	-	121	121
ASCEND transformation program charges	9,419	11,372	5,947	8,681	35,419	1,229	1,607	2,042	2,168	7,047
Accelerated debt issuance costs	317	-	-	-	317	-	-	-	-	-
Net tax effect of reconciling items above	(719)	(1,652)	(3,197)	(4,408)	(9,976)	(411)	(185)	(666)	(1,683)	(2,945)
Other income tax expense	-	144	-	-	144	-	137	-	-	137
Adjusted Net Earnings from Continuing Operations	$16,808	$20,407	$22,234	$23,427	$82,877	$21,671	$19,828	$25,592	$27,465	$94,557

Adjusted Diluted Earnings per share (4)
Net Earnings	$0.13	$0.08	$0.22	$0.40	$0.82	$0.32	$0.33	$0.47	$0.44	$1.56
Earnings (loss) from Discontinued Operations, net of income tax	0.02	(0.05)	(0.08)	(0.02)	(0.12)	(0.01)	(0.00)	0.06	0.02	0.06
Net Earnings from Continuing Operations	$0.11	$0.12	$0.30	$0.41	$0.94	$0.33	$0.33	$0.41	$0.43	$1.50
Impairment & divestiture (benefit) charges, net of tax effect	-	-	-	(0.11)	(0.11)	0.00	-	-	-	0.00
Restructuring charges (1), net of tax effect	0.02	0.05	0.03	0.01	0.11	0.04	0.00	0.02	0.04	0.11
Leadership transition charges, net of tax effect	0.01	0.00	0.00	0.00	0.01	-	-	-	-	-
M&A charges, net of tax effect	-	0.00	0.00	0.01	0.01	-	-	-	0.00	0.00
ASCEND transformation program charges, net of tax effect	0.15	0.17	0.06	0.10	0.48	0.02	0.03	0.03	0.03	0.11
Accelerated debt issuance costs, net of tax effect	0.01	0.00	0.00	0.00	0.00	-	-	-	-	-
Other income tax expense	-	0.00	-	-	-	-	0.00	-	-	0.00
Adjusted Diluted Earnings per share from Continuing Operations	$0.29	$0.35	$0.39	$0.42	$1.45	$0.39	$0.36	$0.47	$0.50	$1.72

Free Cash Flow
Cash provided by (used in) operating activities	$17,533	$(7,756)	$17,254	$50,572	$77,603	$(6,675)	$13,327	$30,306	$44,361	$81,319
Capital expenditures	(2,535)	(2,346)	(2,915)	(919)	(8,715)	(1,567)	(1,585)	(1,818)	(6,441)	(11,411)
Free Cash Flow	$14,998	$(10,102)	$14,339	$49,653	$68,888	$(8,242)	$11,742	$28,488	$37,920	$69,908

Notes continued:
(4) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.

For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2025
	Low	High
Reconciliation of Continued Operations GAAP Operating Profit
To Adjusted EBITDA (5)
GAAP Operating profit	$135	$147
Other expense, net	(1)	(1)
Depreciation & amortization	16	14
Adjusted EBITDA	$150	$160

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow
Cash provided by operating activities	$61	$76
Capital expenditures	24	19
Free Cash Flow Guidance	$85	$95

Notes continued:
(5) Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.